SECURITIES ACT OF 1933 FILE NO. 333-___


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                ---------------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                ---------------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(B)(2) [ ]

                                ---------------

                         PNC BANK, NATIONAL ASSOCIATION
              ---------------------------------------------------
              (Exact name of trustee as specified in its charter)

     NATIONAL BANKING ASSOCIATION                      22-1146430
  --------------------------------                 -------------------
  (State of Incorporation If Not a                  (I.R.S. Employer
          National Bank)                           Identification No.)

500 W. Jefferson Street
Louisville, Kentucky                                   40202
----------------------------------------            ----------
(Address of Principal Executive Offices)            (Zip Code)


                                ---------------

                               Martha A. Ziskind
                                 Vice President
                                 PNC Bank, N.A.
                            500 W. Jefferson Street
                           Louisville, Kentucky 40202
                                 (502) 581-3231
           (Name, address, and telephone number of agent for service)

                                ---------------

                             HEALTHSOUTH CORPORATION
              ---------------------------------------------------
              (Exact Name of Obligor as Specified in its Charter)

     DELAWARE                                63-08604407
------------------------                ------------------------------------
(State of Incorporation)                (I.R.S. Employer Identification No.)


ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, AL                     35243
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)


          6.875% SENIOR NOTES DUE 2005 AND 7.00% SENIOR NOTES DUE 2008
          ------------------------------------------------------------
                      (Title of the Indenture Securities)

1.   General information. Furnish the following information as Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency                  Washington, D.C.
          Federal Deposit Insurance Corp.              Washington, D.C.
          Federal Reserve Bank of Cleveland            Cleveland, OH

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes, the Trustee is authorized to exercise corporate trust powers.

2.   Affiliations  with  obligor  and  underwriters.   If  the  obligor  or  any
     underwriters for the obligor is an affiliate of the Trustee, describe each such affiliation.

     Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

3. Voting Securities of the trustee. Furnish the following information as to each class of voting securities of the trustee.

                         Col. A                        Col. B
                         ------                        ------
                    (Title of Class)              Amount Outstanding
                    ----------------              ------------------

PNC Bank Corp.
Common Stock, par value $5 per share              300,807,500 shares

4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

     Not applicable.

(b) A brief statement of the facts relied upon as a basis for the claim that no conflict of interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under other such other indenture.

     Not applicable.

       5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

       Not applicable.

       6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:


    COLUMN A          COLUMN B          COLUMN C           COLUMN D
                                                         PERCENTAGE OF
                                                       VOTING SECURITIES
                                                        REPRESENTED BY
                                      AMOUNT OWNED       AMOUNT GIVEN
 NAME OF OWNER     TITLE OF CLASS     BENEFICIALLY        IN COLUMN C
---------------   ----------------   --------------   ------------------

       Not applicable.

       7. Voting securities of the trustee owned by underwriter or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, executive officer of each such underwriter:


    COLUMN A          COLUMN B          COLUMN C           COLUMN D
                                                         PERCENTAGE OF
                                                       VOTING SECURITIES
                                                        REPRESENTED BY
                                      AMOUNT OWNED       AMOUNT GIVEN
 NAME OF OWNER     TITLE OF CLASS     BENEFICIALLY        IN COLUMN C
---------------   ----------------   --------------   ------------------

       Not applicable.

       8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

    COLUMN A           COLUMN B           COLUMN C            COLUMN D
                                        AMOUNT OWNED
                                        BENEFICIALLY
                      WHETHER THE        OR HELD AS
                    SECURITIES ARE       COLLATERAL          PERCENT OF
                       VOTING OR        SECURITY FOR      CLASS REPRESENTED
                       NONVOTING       OBLIGATIONS IN      BY AMOUNT GIVEN
 TITLE OF CLASS       SECURITIES           DEFAULT           IN COLUMN C
----------------   ----------------   ----------------   ------------------


       Not applicable.

       9. Securities of the underwriters owned or held by the trustee. If the trustee owns beneficially of holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:


     COLUMN A          COLUMN B        COLUMN C           COLUMN D
                                     AMOUNT OWNED
                                     BENEFICIALLY
                                      OR HELD AS
                                      COLLATERAL         PERCENT OF
                                     SECURITY FOR     CLASS REPRESENTED
 TITLE OF ISSUER        AMOUNT        OBLIGATIONS      BY AMOUNT GIVEN
  TITLE OF CLASS     OUTSTANDING      IN DEFAULT         IN COLUMN C
-----------------   -------------   --------------   ------------------

       Not applicable.

       10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     COLUMN A          COLUMN B        COLUMN C           COLUMN D
                                     AMOUNT OWNED
                                     BENEFICIALLY
                                      OR HELD AS
                                      COLLATERAL         PERCENT OF
                                     SECURITY FOR     CLASS REPRESENTED
 TITLE OF ISSUER        AMOUNT        OBLIGATIONS      BY AMOUNT GIVEN
  TITLE OF CLASS     OUTSTANDING      IN DEFAULT         IN COLUMN C
-----------------   -------------   --------------   ------------------


       Not applicable.

       11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     COLUMN A          COLUMN B        COLUMN C           COLUMN D
                                     AMOUNT OWNED
                                     BENEFICIALLY
                                      OR HELD AS
                                      COLLATERAL         PERCENT OF
                                     SECURITY FOR     CLASS REPRESENTED
 TITLE OF ISSUER        AMOUNT        OBLIGATIONS      BY AMOUNT GIVEN
  TITLE OF CLASS     OUTSTANDING      IN DEFAULT         IN COLUMN C
-----------------   -------------   --------------   ------------------


       Not applicable.

       12. Indebtedness of the obligor to the trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

    COLUMN A                                        COLUMN B      COLUMN C
 --------------                                  -------------   ---------
    NATURE OF                                        AMOUNT
  INDEBTEDNESS                                    OUTSTANDING     DUE DATE
 --------------                                  -------------   ---------
1) Revolving Credit .........                    $77,909,000       6/2003
2) Term Loan ................                    $ 8,800,000      10/2000

       13. Defaults by the obligor.

       (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

       None.

       (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is the trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

       Not applicable.

       14. Affiliation with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

       Not applicable.

       15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

       Not applicable.

       16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility.

       1. Articles of Association of the Trustee, with all amendments thereto, as presently in effect, filed as Exhibit 1 to Trustee's Statement of Eligibility and Qualification, Registration Statement No. 33-58107 and incorporated herein by reference.

       2. Copy of Certificate of the Authority of the Trustee to commence business, filed as Exhibit 2 to Trustee's Statement of Eligibility and Qualification, Registration No. 2-58789 and incorporated herein by reference.

       3. Copy of  Certificate  as to Authority of the Trustee to exercise trust
powers,   filed  as  Exhibit  3  to  Trustee's   Statement  of  Eligibility  and
Qualification, Registration No. 2-58789 and incorporated herein by reference.

       The By-Laws of the trustee, filed as Exhibit 4 to Trustee's Statement of Eligibility and Qualification, Registration No. 333-28711 and incorporated herein by reference.

       5. Copy of each indenture referred to in Item 4, if the obligor is in default. Not applicable.

       6. The  consent  of United  States  institutional  trustees  required  by
Section 321(b) of the Act.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is hereby incorporated by reference to its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 which were previously filed with the Commission.

                                    SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, PNC Bank, National Association, a national banking association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Louisville and Commonwealth of Kentucky on the 14th day of August, 1998.

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By: /s/   DAVID G. METCALF
                                       ----------------------------------------
                                       David G. Metcalf
                                       Vice President

                                                                       EXHIBIT 6

                           THE CONSENT OF THE TRUSTEE

                      REQUIRED BY SECTION 321(B) OF THE ACT

       PNC Bank, National Association, the Trustee executing the statement of eligibility and qualification to which this Exhibit is attached does hereby consent that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939.

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By: /s/   DAVID G. METCALF
                                       ----------------------------------------
                                       David G. Metcalf
                                       Vice President
                                       DATE: August 14, 1998